UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2010
Comm Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (570)586-0377
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 17, 2010, Comm Bancorp, Inc. (the “Company) and its subsidiary, Community Bank & Trust Co. (the “Bank”), have entered into a Severance Compensation Agreement with Stephanie A. Westington, Vice President of Finance and Principal Accounting Officer.
The Agreement provides for the following severance payments and benefits to Mrs. Westington upon the termination of his employment subsequent to a change in control of the Company and the Bank under the circumstances described below:
•
Should termination occur without cause or with good reason following a change in control of the Company, the Bank shall pay to Mrs. Westington, upon demand, an amount equal her full base salary plus year-to-date accrued vacation leave through the date of termination at the rate in effect on the date when the change in control of the Company occurs.

•
Should termination occur for cause or without good reason following a change in control of the Company, the Bank shall pay to Mrs. Westington her full base salary plus year-to-date accrued vacation leave through the date of termination at the rate in effect on the date when the change in control of the Company occurs. The Company and the Bank shall have no further obligations to these parties under this Agreement.

The Agreement commences on the above date and continues in effect for one year until March 16, 2011. The Agreement provides for automatic one-year extensions commencing on each anniversary date unless either party gives notice that the Agreement shall not be extended at least 180 days prior to the anniversary date.
Item 9.01. Financial Statements and Exhibits.
c) Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Severance Compensation Agreement Between Comm Bancorp, Inc. and its subsidiary, Community Bank & Trust Co. and Stephanie A. Westington.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)

Date: March 18, 2010	By:	/s/ Scott A. Seasock
Scott A. Seasock
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Compensation Agreement Between Comm Bancorp, Inc. and its subsidiary, Community Bank & Trust Co. and Stephanie A. Westington.

4